Exhibit 99.1

NEWS

Catasys, Inc. Reports First Quarter Results –

26% Growth in Healthcare Services Quarterly Enrollment

Los Angeles, California — May 16, 2013 — Catasys, Inc. (OTCQB: CATS), provider of proprietary health management services to health insurers and employers, today announced financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Highlights:

●	26% increase in first quarter enrollment (based on same number of lives) compared with the same quarter last year
●	148% increase in recognized revenue from healthcare services segment compared with the same quarter last year
●	936% increase in deferred revenue from healthcare services segment compared with the same quarter last year
●	Signed agreement in March with national health plan to provide initial services in New Jersey

Results of Operations

For the first quarter of fiscal 2013 Catasys reported that total revenues increased 45% to $135,000 compared with $93,000 for the same period last year. Increased revenues are a result of a 26% increase in enrollment growth (on an equal number of lives) compared with the same quarter in 2012. The Company reported a loss from operations before taxes of $(1,745,000), or $(0.15) per share, for the first quarter of 2013, compared with a loss of $(2,796,000), or $(0.83) per share, in the first quarter last year. Net income, including a change in fair value of warrant liability of $4,360,000 and provision for income taxes, was $2,613,000 or $0.22 per share, compared with a net loss of $(3,373,000), or $(0.99) per share, in the first quarter last year.

Total operating expenses for the first quarter of 2013 were $1,880,000, down 35%, or $1,009,000, compared with the first quarter in 2012. This decrease in expenses is primarily a result of a reduction in salaries and benefits and outside services.

Financial statements have been restated to reflect the 10-for-1 reverse stock split that occurred on May 6, 2013.

“I am pleased that we continue to show improved financial growth, and equally important, continue to grow our client base of insurance companies,” commented Rick Anderson, President and COO. “We believe that this expansion will lead to continued financial growth. The signing of our first national insurer was an important milestone and, we believe, is a signpost of things ahead.

“While health plans are under increasing pressure to reduce costs -- and healthcare reform intensifies that pressure -- we expect to continue to play a small but significant role in helping insurers to manage costs by delivering >50 percent cost reduction in total healthcare costs for health plan members who have enrolled in our program,” Anderson concluded.

Healthcare Services -– Overview

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Customers – Catasys presently provides its proprietary OnTrakTM integrated substance dependence solutions for third-party payors in Kansas, Louisiana, Massachusetts, and Oklahoma. In the second quarter, the Company expects to commence enrollment in New Jersey to provide services to members of a national health plan with which it signed an agreement in late March, 2013.

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Sales Pipeline and Growth – Management expects continued organic growth – as existing insurers continue to recognize the value of the services of our program and expand into new territories and/or increase the number of enrolled members into Catasys’ OnTrak program. Management also expects to continue to grow by signing new insurers. In addition to the recently signed national insurer, the Company currently has a sales pipeline of 13 million lives.

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Enrollment – Generally .5% of a health plan’s covered lives will be eligible for the OnTrak program and the Company anticipates that approximately 20% of those that are eligible will enroll in the program each year after full enrollment is achieved, which is anticipated to be approximately 12-months from the commencement of enrollment.

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Revenues – Healthcare services revenues are generated either monthly based on enrolled members at approximately $8,500 per year, or as a lower case rate when a member enrolls and a share of cost savings realized. Revenue without performance guarantees is recognized ratably over twelve months. If contracts contain a minimum performance guarantee, a portion of the monthly fee is reserved for the portion that may be at risk until the performance measurement period is completed. Savings shares are recognized when they are paid.

OnTrak Program

Catasys’ OnTrak program – contracted with a growing number of health insurers – is designed to improve member health and at the same time lower costs to the insurer by utilizing patient centric treatment that integrates evidence based medical and psychosocial interventions along with care coaching in a 52-week outpatient program. OnTrak is currently improving member health and, at the same time, is demonstrating with several health insurers impressive results. These results are evidenced by reduced inpatient and emergency department utilization driving a more than 50 percent reduction in total health care costs for enrolled members.

About Catasys, Inc.

Catasys, Inc. provides specialized health management services to health plans and employers through a network of licensed and company managed health care providers. The Catasys substance dependence program improves member health, thereby lowering overall costs. The proprietary program addresses substance dependence as a chronic disease, focusing on the whole health of the member. The program delivers integrated medical and psychosocial interventions in combination with long-term care coaching. For further information, please visit www.catasyshealth.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan and achieve profitability, lack of outcomes and statistically significant formal research studies, difficulty enrolling members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry and our liquidity. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov.Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IR CONTACT:

Terri MacInnis, Dir. of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2013	2012
Revenues
Healthcare services revenues	$99	$40
License and management services revenues	36	53
Total revenues	$135	$93

Operating expenses
Cost of healthcare services	$204	$204
General and administrative	1,629	2,570
Impairment losses	-	34
Depreciation and amortization	47	81
Total operating expenses	$1,880	$2,889

Loss from operations	$(1,745)	$(2,796)

Interest expense	-	(621)
Change in fair value of warrant liability	4,360	37
Income/(Loss) from operations before provision for income taxes	$2,615	$(3,380)
Provision for income taxes	2	(7)
Net Income/(Loss)	$2,613	$(3,373)

Basic and diluted net income (loss) per share:*
Basic net income (loss) per share*	$0.22	$(0.99)

Basic weighted number of shares outstanding*	12,057	3,390

Diluted net income (loss) per share*	$0.16	$(0.99)

Diluted weighted number of shares outstanding*	16,562	3,390

* The financial statements have been retroactively restated to reflect the 10-for-1 reverse stock split that occurred on May 6, 2013.